EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in the Registration Statements of Firstbank Corporation on Form S-8 (File Nos. 333-97011, 333-60190, 333-95427, 333-53957) and Form S-3 (File Nos. 333-84286, 333-15131) of our reports dated March 9, 2010 with respect to the consolidated financial statements of Firstbank Corporation, and management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports are included in the 2009 Annual Report on Form 10-K of Firstbank Corporation.

                                                                                                                                /s/ Plante & Moran, PLLC

                Grand Rapids, Michigan

                March 10, 2010